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April 14, 1997

                  PRINCIPAL TERMS OF PROPOSED LICENSE AGREEMENT
                 RELATING TO ENHANCING DCA'S MIS CONFIGURATIONS
                TO INCLUDE TTR'S DISCGUARD AUTHENTICATION SYSTEM

     Set forth below are the principal terms relating to a license agreement proposed to be entered into by TTR Technologies Ltd. ("TTR") and Doug Carson & Associates, Inc. ("DCA"). A license agreement reflecting these and other standard terms will be signed by the parties no later than 30 days from the execution of this instrument ("License Agreement"). The parties upon execution of the License Agreement shall agree upon a joint press release for REPLITECH International on June, 1997.

     WHEREAS, TTR has developed, and holds all proprietary rights to, technology
which   prevents  the  faithful   reproduction   of  optical  media   (hereafter
"DiscGuard");

     WHEREAS, DCA is in the business of supplying various Mastering Interface System ("MIS") configurations for use in the pressed optical media industry;

     WHEREAS, Nimbus CD International Inc. ("Nimbus") is a world-recognized CD-ROM replicator;

     WHEREAS, TTR and DCA desire to develop a DiscGuard option to Mastering Interface MIS CD and DVD configurations, including the newly released Windows NT based MIS V6. Such a DiscGuard Enhanced MIS will be available for immediate use with Nimbus' CD-ROM and DVD-ROM mastering machines at Nimbus facilities, all on the terms and conditions contained herein; and

     WHEREAS, the parties wish to enter into this Memorandum of Understanding ("MOU") to set forth the principles of their relationship.

1.   DEFINITIONS:

1.1 "DiscGuard System" is an optical media recording and retrieval system that is designed for use on all types of optical media, including, CD-ROM, CD-R, DVD-ROM, DVD-R, etc. and is intended to modify target bytes to a multi-stable state during mastering of a pressed optical media or recording of a program on writable media, to create a non-reproducible digital fingerprint ("DiscGuard Fingerprint") on glass masters, metal stampers, pressed media, or recorded discs ("Fingerprinted Disc") that can be detected during retrieval to verify that the optical media is an authentic original.

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1.2  "Enhanced  MIS" is a  DCA's  DiscGuard  Enhanced,  TTR  Enabled,  Mastering
Interface System, with an unique identification code ("ID"), having signal processing means for modifying targeted bytes during mastering at the Laser Beam Recorder for both CD and DVD pressed media to create a Fingerprinted Disc as evidence of authenticity.

1.3 "DiscGuard Detecting Software" is software that enables an optical disc retrieval system to search for targeted bytes to determine whether the disc has a DiscGuard Fingerprint.

1.4 "DiscGuard Workstation Software" is software used in conjunction with and bounded to a DiscGuard Enhanced MIS with a unique ID and which enables the Enhanced MIS to produce Fingerprinted glass masters of pressed optical media in a controlled manner and which binds the DiscGuard Detecting Software into the protected program.

1.5 "DiscGuard Patents and Technology" includes technology and pending patent applications or patents owned by TTR (or any affiliate thereof) relating to DiscGuard System and various components of that system (Enhanced MIS, DiscGuard Recorders, Fingerprinted Discs, DiscGuard Detecting Software and DiscGuard Workstation Software).

1.6 "DiscGuard IP Rights" means all intellectual property rights relating to DiscGuard Patents and Technology and DiscGuard trademarks.

1.7 "Subsidiaries" shall mean companies in which DCA owns more than 50% of the voting equity.

2.   LICENSE:

2.1 TTR grants to DCA and Subsidiaries a worldwide non-exclusive, non-transferable limited license to use DiscGuard IP Rights to make, import, sell (directly and indirectly) and use Enhanced MIS CD and DVD configurations ("License"). DCA shall not have any rights to use DiscGuard IP Rights with respect to optical media recorders used in the writable optical media industry.

2.2 DCA will develop, integrate and enable DiscGuard option in DCA designed and manufactured MIS CD and DVD configurations starting with MIS V6. Such development and integration shall primarily be undertaken by DCA with technical assistance and support to be provided by TTR.

2.3 In Addition DCA will introduce TTR to DCA VARs, SI customers and end-users and mention the DiscGuard add-on option in all its relevant marketing and technical materials. DCA shall also use its participation and influence in different standard setting

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groups to present  the  DiscGuard  System and  introduce  TTR  personnel  to the appropriate working groups. TTR will introduce DCA and the Enhanced MIS to all its appropriate customers including software and electronic content developers, and title publishers.

2.4 Upon completion of the development of the Enhanced MIS, DCA shall work with Nimbus to integrate the Enhanced MIS into a Nimbus' mastering machine for purpose of producing a test run of 1,000 sample DiscGuard protected CD-ROMs (hereinafter, the "First Run"). DCA will do its best to enable the First Run by REPLITECH International, on June 1997.

2.5 In consideration of the DCA contribution set forth in items 2.2-2.4 and upon the completion of the First Run to the satisfaction of all parties involved, DCA and subsidiaries shall be granted a one-year exclusive, non-transferable license to integrate, manufacture and sell Enhanced MIS systems as described above. The parties shall negotiate in good faith performance based criteria, which the meeting of shall extend DCA's exclusively for a mutually agreed upon time.

2.6 The License does not extend to DiscGuard Detecting Software or DiscGuard Workstation Software nor will DCA disclose any information to third parties regarding interfacing such TTR enabled Enhanced MIS CD and DVD configurations for purposes of producing Fingerprinted Masters. TTR intends to grant such licenses to others on reasonable terms.

2.7.1 For each Enhanced MIS sold or otherwise distributed by or on behalf of DCA the DiscGuard option and features will be TTR-enabled. DCA will notify its customers and provide documentation, packaged with each Enhanced MIS CD and DVD configuration sold that the DiscGuard Technology is proprietary to TTR and can be used only with DiscGuard Detecting Software and DiscGuard Workstation
Software that must be licensed from TTR. TTR will retain exclusive proprietary rights to the DiscGuard component in the Enhanced MIS and each such system shall contain a notice, satisfactory to TTR, as to TTR's proprietary interest therein and disclaim any consequential liability from use therefrom.

2.7.2 DCA will mark each TTR enabled Enhanced MIS CD and DVD configuration with a unique ID code and provide each ID code to TTR. In addition, DCA will provide TTR the names of any end users of TTR enabled Enhanced MIS configuration.

2.8 DCA agrees to co-design with TTR and provide within the Enhanced MIS a method (log file and/or smart card based) which will identify and count each instance of the production of a DiscGuard protected glass master.


        TTR TECHNOLOGIES LTD.                          DCA, INC.

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